BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	September 16, 2013
Pay Date	September 30, 2013

Distribution Amount per share	$0.384375

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.003373	1%	$0.135759	6%
Net Realized Short-Term Capital Gains	$0.381002	99%	$1.693346	71%
Net Realized Long-Term Capital Gains	$—	0%	$0.558395	23%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.384375	100%	$2.387500	100%

Average annual total return (in relation to NAV) for the 5-year period ending on August 31, 2013				11.26%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2013				4.66%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2013				24.60%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2013				6.07%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	June 14, 2013
Pay Date	June 28, 2013

Distribution Amount per share	$0.384375

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.033114	9%	$0.132386	7%
Net Realized Short-Term Capital Gains	$0.216687	56%	$0.887061	44%
Net Realized Long-Term Capital Gains	$0.134574	35%	$0.983678	49%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.384375	100%	$2.003125	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2013				11.59%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2013				4.80%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2013				19.48%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2013				5.05%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257